THERMON PRE-ANNOUNCES SELECTED PRELIMINARY SECOND QUARTER FISCAL 2018 FINANCIAL RESULTS

Thermon Expects to Report Full Quarterly Financial Results on October 23, 2017

SAN MARCOS, Texas, October 16, 2017 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced selected preliminary unaudited financial results for the second fiscal quarter ended September 30, 2017 ("Q2 2018"). This announcement is being made in connection with the anticipated launch of Thermon's $250 million senior secured term loan B facility syndication related to the Company's previously announced pending acquisition of CCI Thermal Technologies Inc. ("CCI") and certain related real estate assets.

Thermon expects Q2 2018 preliminary, unaudited financial results in the following ranges compared to the three months ended September 30, 2016 ("Q2 2017"):

•	Revenue estimated between $61.0 million and $62.0 million; reflecting a decrease of between $7.8 million and $6.8 million versus $68.8 million;

•	Gross margin estimated between 49.6% and 50.5% compared to 42.0%, driving gross profit in the range of $30.3 million and $31.3 million, an increase of 4.8% to 8.3% from $28.9 million;

•	GAAP EPS estimated between $0.13 and $0.15 per fully diluted share; reflecting an increase of between 18.2% and 36.4% compared to $0.11 per fully diluted share;

•	Net income attributable to Thermon estimated between $4.3 million and $5.0 million compared to $3.5 million;

•	Adjusted EBITDA estimated between $12.8 million and $13.8 million; reflecting an increase of between 19.6% and 29.0% compared to $10.7 million; and

•	Backlog of $121.1 million, a 41% increase versus $85.7 million.

"Overall, we were pleased with the operating performance in Q2 2018. During the quarter, we saw continued improvement in gross margins, which were driven by strong MRO/UE margins in North America and better project management and field execution in Greenfield. We were also encouraged by the double-digit increase in the incoming order rate to $72.6 million over prior year, particularly in the US, which drove backlog to a record level. First and foremost, we are focused on delivering strong financial results organically and building on that solid foundation with our inorganic growth initiatives,” said Bruce Thames, President and Chief Executive Officer.

The preliminary unaudited financial results for Q2 2018 are based upon Thermon management's estimates and are subject to completion of the Company's financial closing procedures for the quarter ended September 30, 2017. As a result, the information in this release is preliminary and based upon information available to Thermon as of the date hereof. In connection with its quarterly financial closing procedures, the Company may identify items that would require adjustments to the preliminary financial results announced herein. The Company's financial results could be different than the results presented in this release and those differences may be material. The preliminary financial results have been prepared by, and are the responsibility of, Thermon's management.

Conference Call and Webcast Information

Thermon expects to release its full financial and operating results before the market opens on October 23, 2017. Thermon will also host a conference call to discuss Q2 2018 results at 10:00 a.m. (Central Time) on October 23, 2017, which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "should," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) our ability to protect data and thwart potential cyber attacks; (x) a material disruption at any of our manufacturing facilities; (xi) our dependence on subcontractors and suppliers; (xii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xiii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiv) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xvi) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on May 30, 2017. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EBITDA," which is a "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), is intended as a supplemental measure of our financial performance that is not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests and CCI acquisition related fees and expenses. We believe this non-GAAP financial measure is meaningful to our investors to enhance their understanding of our financial performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EBITDA. It should be considered in addition to, not as a substitute for net income and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EBITDA is calculated and a reconciliation to the corresponding GAAP measure, see the table at the end of this release.

CONTACT:
Sarah Alexander
(512) 396-5801
Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA
(Unaudited, in Millions)

	Three Months Ended
	September 30, 2017		September 30, 2016
	ESTIMATED RANGE
Net income attributable to Thermon	$4.3	$5.0	$3.5
Interest expense, net	0.5	0.5	0.8
Income tax expense	1.6	1.8	0.8
Depreciation and amortization expense	4.9	4.9	4.5
EBITDA (non-GAAP basis)	$11.3	$12.2	$9.6
Stock compensation expense	0.9	0.9	0.9
Non controlling interests	0.3	0.3	0.2
CCI acquisition related expenses	0.3	0.4	—
Adjusted EBITDA (non-GAAP basis)	$12.8	$13.8	$10.7